Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2018, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

41 South High Ltd. **
7575 Corporation
791, 801, AND 803 W. Big Beaver Road, LLC
AM-HBAN Solar Trust (Delaware)
Camco Statutory Trust 1 (Connecticut)
CASCADE Holdings, LLC (Illinois)
Community Bank Insurance Agency, Inc. (Michigan)
CREPD, LLC
FirstMerit Advisors, Inc.
FirstMerit Community Development Corporation
FirstMerit Mortgage Reinsurance Co., Inc. (Hawaii)
FirstMerit Risk Management, Inc. (Vermont)
FirstMerit Securities, Inc.
FirstMerit Title Agency, LTD.
FMRC, Inc. (Delaware)
Forty-One Corporation
Fourteen Corporation
Franklin Mortgage Asset Trust 2009-A (Delaware)
Haberer Registered Investment Advisor, Inc.
HBI Payments Holdings, Inc.
HBI Specialty Insurance, Inc.
HBI Title Services, Inc.
HCFFL, LLC (Nevada)
Henry Acquisitions, Inc.
HLFB, Inc. (Nevada)
HMC Reinsurance Company (Vermont)
HMFAL, LLC
HNB I LLC (Delaware)
HPAL Holdings, LLC (Nevada)
HPAL, LLC (Nevada)
HPAL II, LLC (Nevada)
HPCDS, Inc. (Nevada)
HPCF Corporation (Nevada)
HPCKAL, LLC (Nevada)
HPCLI, Inc.
HREIC Holdings, LLC
Huntington Auto Trust 2016-1 (Delaware)
Huntington Bancshares Financial Corporation
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing Holdings II, Inc. (Nevada)
Huntington Capital Financing OREO, Inc. (Nevada)

Huntington Capital I (Delaware)
Huntington Capital II (Delaware)
Huntington Captive Insurance Company (Arizona)
Huntington Equipment Finance, Inc. (Delaware)
Huntington Equity Investments, LLC
Huntington Finance LLC
Huntington Funding, LLC (Delaware)
Huntington Insurance, Inc.
Huntington LT (Delaware)
Huntington Merchant Services, LLC (Delaware)**
Huntington Mezzanine Opportunities Inc.
Huntington Municipal Fund I, Inc.
Huntington Municipal Fund II, Inc.
Huntington Municipal Securities, Inc. (Nevada) *
Huntington Preferred Capital Holdings, Inc. (Indiana)
Huntington Preferred Capital, Inc. *
Huntington Preferred Capital II, Inc.
Huntington Public Capital Corporation (Nevada)
Huntington Renewable Energy Investments, LLC
Huntington Residential Mortgage Securities, Inc.
Huntington Technology Finance, Inc. (Delaware)
Huntington Technology Funding, LLC (Delaware)
Huntington West, Inc. (Delaware)
Hutchinson Shockey Erley & Co. (Illinois)
Inner City Partnerships, LLC **
Metropolitan Savings Service Corporation
Mezzanine Opportunities LLC **
Mezzanine Opportunities II LLC **
Midwest Funding, LLC (Illinois)
Mobile Consultants, Inc.
Prospect Trust I (Delaware)
Rate Risk Management Advisors, LLC
Red Mountain LLC (Delaware)
Sky Capital LLC (Delaware) *
Sky Financial Capital Trust III (Delaware)
Sky Financial Capital Trust IV (Delaware)
STB Auto Exchange, LLC
The Derlam Company
The Huntington Capital Investment Company
The Huntington Capital Investment Company II
The Huntington Community Development Corporation
The Huntington Investment Company
The Huntington Kentucky, LLC (Kentucky)
The Huntington Leasing Company
The Huntington National Bank (United States)
The Huntington Real Estate Investment Company

The Huntington Real Estate Investment Company II
Thirty-Seven Corporation
Tower Hill Securities, Inc. (Nevada)
Troy BNK Investors LLC
Unizan Capital, LLC (Delaware) *
WMC Acquisition LLC (Indiana)
*    - Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.
**    - Less than 100% owned.